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                   MANAGEMENT CONSULTING CONTRACT
                   ------------------------------

THIS AGREEMENT is made as of the 15th day of February, 1999.

BETWEEN:

SCOTT WURTELE, of 6117 Eagle Road, Unit 122, Whistler,
British Columbia, Canada

(the "Principal")

	OF THE FIRST PART

AND:

ON LINE DESIGNS LTD., of 6117 Eagle Road, Unit 122,
Whistler, British Columbia, Canada

(the "Consultant")

	OF THE SECOND PART

AND:

WORLDBID CORPORATION a company incorporated pursuant to the laws of the State of Nevada

("WorldBid")

	OF THE THIRD PART

WHEREAS:

A.		WorldBid, Databoat International Limited ("Databoat")
and Wurtele have entered into an acquisition agreement dated as of 2 February 1999 Databoat (the "Acquisition Agreement") whereby
WorldBid acquired the "WorldBid.Com" internet business of Databoat (the "Business").

B.		It is a condition of the Acquisition Agreement that the
parties enter into this Management Consulting Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

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                                 -2-

1.		ENGAGEMENT

1.1 Appointment: WorldBid hereby contracts for the services of the Consultant and Consultant hereby agrees with WorldBid to perform services for WorldBid in accordance with the terms and conditions of this Agreement. Wurtele agrees to act as an employee of the Consultant in order to enable the Consultant to provide the services. The Consultant shall not use the services of any other party to provide the services.

1.2		Scope of Duties: The Consultant agrees to perform the
following responsibilities and duties to WorldBid to be provided by the Consultant to WorldBid as consulting services (the "Consultant Services"):

     (a)	the Consultant will manage the "WorldBid.com" internet
business acquired by WorldBid pursuant to the Acquisition
Agreement (the "Business"), provided that the Consultant acknowledges that meeting with and making presentations to potential investors of the Company is included with the scope of management of the Business; and

     (b)	the Consultant will report directly to board of
directors of WorldBid.

The Consultant acknowledges and agrees that the Consultant Services will not include the management of financial and corporate affairs of WorldBid.

WorldBid acknowledges and agrees that the Consultant will devote a majority of the business time of Scott Wurtele as required for the provision of the Consulting Services, subject to Wurtele devoting a portion of his business time to the business of Databoat, as it is carried on as of the date of this Agreement.

WorldBid acknowledges and agrees that Wurtele will not be obligated to serve as a director of WorldBid pursuant to this Agreement.

1.3		Best Efforts:  The Consultant shall at all times use its
best efforts to advance the Business, and shall faithfully, industriously, and to the best of its abilities, perform the responsibilities and duties described above.

1.4		Covenants and Restrictions:  The Consultant covenants
and agrees with WorldBid that the Consultant will not engage in any activities which would bring WorldBid's reputation into disrepute.

1.6		The Consultant and Wurtele will at all times be
independent contractors and shall not at any time be or be deemed to be an employee of WorldBid .

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                                 -3-

2.		TERM

2.1		Initial Term:  The initial term of this Agreement shall
be one (1 ) year, commencing on the date of this Agreement, subject to earlier termination as hereinafter provided.

2.2		Renewal:  This Agreement may be renewed for further
terms of such duration and upon such terms and conditions as the Consultant, Wurtele and WorldBid may mutually agree upon in writing.

3.		PAYMENT FOR CONSULTING SERVICES

3.1		WorldBid shall pay to the Consultant a consultant fee in
consideration for Consulting Services equal to the sum of $5,000 US per month (the "Consultant Fee"). WorldBid will pay to the Consultant a bonus of $5,000 US upon execution of this Agreement. WorldBid will pay to the Consultant an additional bonus of $10,000
US upon the date which is three months from the date of this Agreement, unless WorldBid has terminated this Agreement pursuant to Section 6.1 of this Agreement prior to the date which is three months from the date of this Agreement. In the event that WorldBid elects to terminate this Agreement pursuant to Section 6.2 prior to the date which is three months from the date of this Agreement, the additional bonus of $10,000 will be paid on termination as a payment of liquidated damages to the Consultant and WorldBid will have no further liability or obligation to the Consultant.

3.2		The Consulting Fee shall be payable by WorldBid to the
Consultant on the last business day of each month during the term of this Agreement, provided a pro rata portion of the Consulting
Fee will be paid on February 28, 1999.

3.3		Federal Goods and Services Tax on the Consulting Fee
shall be payable by WorldBid in addition to Consulting Fee, if required by law.

3.4		The Consultant shall deliver to WorldBid at the end of
each month, a report detailing all activities and services provided to WorldBid for that month, if requested by WorldBid. WorldBid will report to the Consultant, as requested by the Consultant, on the status of all financing activities being carried out by WorldBid for the funding of the Business

3.5		WorldBid will pay to the Consultant, in addition to the
Consultant Fee, the reasonable travel and promotional expenses and other specific expenses incurred by the Consultant with the prior written approval of WorldBid.

4.		CONFIDENTIALITY


4.1		Confidential Information and Non-Disclosure.  Each of
the Consultant and Wurtele acknowledges and agrees with WorldBid that all information connected with WorldBid's technology and business, including without limitation, all information, computer code, data, inventions,

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                                 -4-

improvements, modifications, developments, technical manuals, or process-flow manuals, customer information and pricing information is confidential, and each of the Consultant and Wurtele covenants and agrees with WorldBid to use his best efforts to ensure that such information does not become public knowledge and undertakes not to disclose such information or any part thereof to any other person except as may be necessary to carry out his rights and obligations under this Agreement. In event of termination, obligations with respect to confidential information and non-disclosure with respect to the operation of the Business will terminate but the obligations with respect to confidential information and non-disclosure will continue with respect to the business and corporate affairs of the Company.

5.		ASSIGNMENT OF INVENTIONS

5.1		Any and all inventions, developments and improvements on
which the Consultant or Wurtele may conceive or make, during the term of this Agreement, relating, or in any way to, pertaining to or connected to the Business shall be the sole and exclusive property of WorldBid, and the Consultant and Wurtele will, whenever requested by WorldBid, execute any and all applications, assignments and other instruments which WorldBid shall deem necessary in order to assign and convey to the WorldBid the sole and exclusive right, title and interest in and to the inventions, developments or improvements. The obligations referred to in this paragraph shall continue beyond the termination of this Agreement with respect to any and all inventions or improvements conceived or made by the Consultant or Wurtele during the term of this Agreement.

5.2		All inventions and discoveries relating to the business
of WorldBid and all knowledge and information which the Consultant or Wurtele may acquire during this engagement shall be held by the Consultant or Wurtele, as applicable, in trust for the benefit of WorldBid.

6.		TERMINATION

6.1		Termination by WorldBid for Default:  WorldBid may
terminate this Agreement at any time in the event of any breach of any material term of this Agreement, provided that written notice of default has been delivered to the Consultant and Databoat and the Consultant and Databoat have failed to remedy the default within seven days of the date of delivery of notice of default.
The failure of the Consultant to provide the services of Wurtele to perform the Consulting Services will constitute a breach of a material term of this Agreement.

6.2		Termination by WorldBid without Cause.  This Agreement
will terminate upon the election of WorldBid not to proceed with the development and commercialization of the Business pursuant to the Acquisition Agreement.


6.3		Termination by the Consultant for Default: The Consultant
may terminate this Agreement at any time in the event of any breach of any material term of this Agreement by WorldBid, provided that written notice of default has been delivered to WorldBid and WorldBid has failed to remedy the default within seven days of the date of delivery of notice of default. Any non-

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                                 -5-

payment of the Consulting Fee by WorldBid to the Consultant is deemed for the purposes of this Section 6.3 to be "material", without limiting the definition of "material". In the event of termination of this Agreement by the Consultant pursuant to this
Section 6.3 and the exercise by Databoat of its option pursuant to the Acquisition Agreement to cause WorldBid to transfer the Business to Databoat, then WorldBid will have no further liability or obligation to the Consultant.

7.		OTHER PROVISIONS

7.1		Governing Law:  This Agreement shall be governed by and
construed in accordance with the laws of the Province of British
Columbia.   Any dispute or claim arising hereunder shall be settled
by arbitration. Any party may commence arbitration by sending a written notice of arbitration to the other party. The notice will state the dispute with particularity. The arbitration hearing shall be commenced thirty (30) days following the date of delivery of notice of arbitration by one party to the other, by the American Arbitration Association ("AAA") as arbitrator. The arbitration shall be conducted in Seattle, Washington in accordance with the commercial arbitration rules promulgated by AAA, and each party shall retain the right to cross-examine the opposing party's witnesses, either through legal counsel, expert witnesses or both.
 The decision of the arbitrator shall be final, binding and conclusive on all parties (without any right of appeal therefrom) and shall not be subject to judicial review. As part of his decision, the arbitrator may allocate the cost of arbitration, including fees of attorneys and experts, as he or she deems fair and equitable in light of all relevant circumstances. Judgment on the award rendered by the arbitrator may be entered in any court of competent jurisdiction.

7.2		Notice:  Any notice required or permitted to be given
under this Agreement shall be in writing and may be delivered personally or by telex or telecopier, or by prepaid registered post addressed to the parties at the above-mentioned addresses or at such other address of which notice may be given by either of such parties. Any notice shall be deemed to have been received, if personally delivered or by telex or telecopier, on the date of delivery and, if mailed as aforesaid, then on the seventh business day after and excluding the day of mailing.

7.3		Personal Nature:  This Agreement is a contract for
services and may not be assigned in whole or in part by the Consultant.

7.4		Amendments:  This Agreement constitutes the entire
agreement between the parties and may only be amended in writing.

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                                 -6-

7.5		Severability. In the event that any term of this
Agreement that is held to be unlawful or unenforceable is severable and the remaining terms of the Agreement remain in force and effect.

IN WITNESS WHEREOF the parties have executed this Agreement as of the day first above written.

SIGNED, SEALED AND DELIVERED
BY SCOTT WURTELE
in the presence of:

\s\ Gary Dunn                             \s\ Scott Wurtele
----------------------------------        --------------------------
Signature						SCOTT WURTELE

Gary Dunn
----------------------------------
Name

2882 W. 11th
----------------------------------
Address       Vancouver, BC.


WORLDBID CORPORATION
by its authorized signatory:


\s\ Logan Anderson
----------------------------------
Authorized Signatory


ON LINE DESIGNS LTD.
by its authorized signatory:


\s\ Scott Wurtele
----------------------------------
Authorized Signatory